Exhibit No. 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333−155418-02 on Form S−3 of our report dated February 26, 2010, relating to the consolidated financial statements and consolidated financial statement schedule of Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. (PEC) appearing in this Annual Report on Form 10-K of PEC for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
February 26, 2010